Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Pattie Kushner (media) - +1 336-436-8263
Media@labcorp.com

Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LabCorp Earns 100 Percent on Human Rights Campaign Foundation’s
16th Annual Scorecard on LGBTQ Workplace Equality
Receives Designation as a Best Place to Work for LGBTQ Equality
BURLINGTON, N.C., Nov. 13, 2017 - LabCorp (NYSE: LH), a leading global life sciences company, announced that it received a perfect score of 100 percent on the 2018 Corporate Equality Index (CEI), a national benchmarking survey and report on corporate policies and practices related to lesbian, gay, bisexual, transgender and queer (LGBTQ) workplace equality, administered by the Human Rights Campaign Foundation.

“We are pleased to receive this recognition,” said David P. King, chairman and CEO of LabCorp. “At LabCorp, we seek to set an unequivocal tone and standard of treating every person with dignity and respect. The CEI recognition demonstrates that our 57,000 colleagues around the globe hold each other accountable to these values and to a positive work environment and culture.”
The 2018 CEI rated 947 businesses in the report, which evaluates LGBTQ-related policies and practices including non-discrimination workplace protections, domestic partner benefits, transgender-inclusive health care benefits, competency programs, and public engagement with the LGBTQ community. LabCorp’s efforts in satisfying all of the CEI’s criteria resulted in a 100 percent ranking and the designation as a Best Place to Work for LGBTQ Equality.
This is the first time LabCorp formally participated in the survey, achieving the highest score on its initial submission.

About the Human Rights Campaign Foundation
The Human Rights Campaign Foundation is the educational arm of America's largest civil rights organization working to achieve equality for lesbian, gay, bisexual, transgender and queer people. For more information on the 2018 Corporate Equality Index, or to download a free copy of the report, visit www.hrc.org/cei.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2017 guidance and the impact of various factors on operating and financial results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.